SOUTHWEST GEORGIA FINANCIAL CORPORATION





                          April 12, 2001


Dear Shareholder:

The annual meeting of the shareholders of Southwest Georgia Financial Corporation will be held on Tuesday, May 22, 2001 in Wright Auditorium at the Colquitt County Arts Center, Moultrie, Georgia at 4:30 P.M. for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

Again this year, we will have a special drawing for share-holders who attend the meeting. We will give away four $500.00 savings bonds - you must be present to win and you must be a shareholder of Southwest Georgia Financial Corporation.
(*Directors, officers, and staff of Southwest Georgia Bank and Southwest Georgia Financial Corporation and their immediate families are not eligible to participate in the drawing).

In order to ensure that your shares are voted at the meeting, please complete, date, sign, and return the Proxy in the enclosed postage-paid envelope at your earliest convenience. Every shareholder's vote is important, no matter how many shares you own.

We encourage you to attend this annual meeting of the shareholders and join us in the gallery immediately following the meeting for refreshments. We look forward to your continued support and another good year in 2001.

                               Very truly yours,

                               /s/John H. Clark

                               JOHN H. CLARK
                               Chairman and Chief Executive Officer





* Immediate family is considered to be husband, wife, and children living at home.

                   SOUTHWEST GEORGIA FINANCIAL CORPORATION
                                P.O. Box 3488
                            201 First Street, S.E.
                           Moultrie, Georgia 31768

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held on May 22, 2001



The annual meeting of shareholders of Southwest Georgia Financial
Corporation ("the Company") will be held on Tuesday, May 22, 2001, at 4:30 p.m. at the Colquitt County Arts Center, 401 Seventh Avenue, S.W., Moultrie, Georgia, for the purposes of considering and voting upon:

  1. The election of twelve directors to constitute the Board of Directors to serve until the next annual meeting and until their successors are elected and qualified; and

  2. Such other matters as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on April 9, 2001, will be entitled to notice of and to vote at the meeting or any adjournment thereof.

A Proxy Statement and a Proxy solicited by the Board of Directors are enclosed herewith. Please sign, date and return the Proxy promptly in the enclosed business reply envelope. If you attend the meeting you may, if you wish, withdraw your Proxy and vote in person.

Also enclosed is the Company's 2000 Annual Report to Shareholders, which contains financial data and other information about the Company.

                                  By Order of the Board of Directors,

                                  /s/John H. Clark

                                  JOHN H. CLARK
                                  Chairman and
                                  Chief Executive Officer

April 12, 2001

PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE.

                  SOUTHWEST GEORGIA FINANCIAL CORPORATION
                               P.O. Box 3488
                           201 First Street, S.E.
                          Moultrie, Georgia 31768

                              PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Southwest Georgia Financial Corporation (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held on May 22, 2001, and any adjournment thereof, for the purposes set forth in the accompanying notice of the meeting. The expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Company. Copies of solicitation materials may be furnished to banks, brokerage houses, and other custodians, nominees, and fiduciaries for forwarding to beneficial owners of shares of the Company's Common Stock, and normal handling charges may be paid for such forwarding service. In addition to solicitations by mail, directors and regular employees of the Company may solicit Proxies in person or by telephone. It is anticipated that this Proxy Statement and the accompanying Proxy will first be mailed to shareholders on April 12, 2001.

The record of shareholders entitled to vote at the Annual Meeting of Shareholders was taken as of the close of business on April 9, 2001. On that date, the Company had outstanding and entitled to vote 2,461,093 shares of Common Stock, par value $1.00 per share.

Any Proxy given pursuant to this solicitation may be revoked by any shareholder who attends the meeting and gives oral notice of his or her election to vote in person, without compliance with any other formalities. In addition, any Proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering a signed writing revoking it or a duly executed Proxy bearing a later date to the Secretary of the Company at Southwest Georgia Financial Corporation, P.O. Box 3488, Moultrie, Georgia 31776-3488. If the Proxy is properly completed and returned by the shareholder and is not revoked, it will be voted at the meeting in the manner specified thereon. If the Proxy is returned but no choice is specified thereon, it will be voted for all the persons named below under the caption "Information about Nominees for Director".

The Company will furnish without charge a copy of its Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2000, including financial statements and schedules, to any record or any beneficial owner of its Common Stock as of April 9, 2001, who requests a copy of such report. Any request for the Form 10-K report should be in writing addressed to:
                                   Mr. George R. Kirkland
                                   Southwest Georgia Financial Corporation
                                   P.O. Box 3488
                                   Moultrie, Georgia 31776-3488

If the person requesting the report was not a shareholder of record on April 9, 2001, the request must include a representation that the person was a beneficial owner of Common Stock on that date. Copies of any exhibits to the Form 10-K will also be furnished on request and upon the payment of the Company's expense in furnishing the exhibits.

                  VOTING SECURITIES AND PRINCIPAL HOLDERS

The following table sets forth as of March 16, 2001, beneficial ownership of the Company's Common Stock by each "person" (as that term is defined by the Securities and Exchange Commission) known by the Company to be the beneficial owner of more than 5% of the Company's voting securities and by all directors and officers of the Company as a group.

Name And Address of                     Number of Shares
 Beneficial Owner                      Owned Beneficially   Percent of Class
The Employee Stock Ownership Plan            420,075             17.02%
and Trust of Southwest Georgia
Financial Corporation
201 First Street, S.E.
Moultrie, Georgia 31768

All Directors, Officers, and Nominees
as a Group (26 Persons)                      629,195             24.88%





                  NOMINATION AND ELECTION OF DIRECTORS

The bylaws of the Company provide that the Board of Directors shall consist of not less than five nor more than twenty-five directors. The exact number of directors is currently set at twelve by Board resolution. The number of directors may be increased or decreased within the foregoing range from time to time by the Board of Directors or resolution of the shareholders. The terms of office for directors continue until the next Annual Meeting of Shareholders and until their successors are elected and qualified or until earlier resignation, removal from office, or death.

Each Proxy executed and returned by a shareholder will be voted as specified thereon by the shareholder. If no specification is made, the Proxy will be voted for the election of the nominees named below to constitute the entire Board of Directors. In the event that any nominee withdraws or for any reason is not able to serve as a director, the Proxy will be voted for such other person as may be designated by the Board of Directors as substitute nominee, but in no event will the Proxy be voted for more than twelve nominees. Management of the Company has no reason to believe that any nominee will not serve if elected.

Directors are elected by a plurality of the votes cast by the holders of the shares entitled to vote in the election at a meeting at which a quorum is present. A quorum is present when the holders of a majority of the shares outstanding on the record date are present at a meeting in person or by proxy. An abstention would not be considered to be one of the "votes cast" for purposes of the first sentence of this paragraph, but would be included in determining whether a majority of the outstanding shares is represented for determining whether a quorum is present at a meeting.

                 INFORMATION ABOUT NOMINEES FOR DIRECTOR

The following information as of March 16, 2001, has been furnished by the respective nominees for Director. Except as otherwise indicated, each nominee has been or was engaged in his present or last principal employment, in the same or a similar position, for more than five years.

                                                             Number of Shares
Name                                 Information            Owned Beneficially
(Age)                               About Nominee         (Percent of Class)(1)
John H. Clark           Chief Executive Officer and                103,658
(63)                    Chairman of the Board of.                   (4.20%) (2)
                        Southwest Georgia Bank (the
                        "Bank") and the Company.  Mr.
                        Clark was named the Chief
                        Executive Officer and Chairman
                        of the Board for both the Bank
                        and the Company in April 1999.
                        Previously, he has served as
                        Chief Executive Officer and Vice
                        Chairman of the Board of the
                        Company since 1996 and as
                        President and Director of the Bank
                        since 1978 and President and
                        Director of the Company
                        since 1980.

Cecil H. Barber         A Director of the Bank and the              23,724*(3)
(36)                    Company since 1999, Mr. Barber is
                        Vice President of Barber Contracting,
                        a general contracting company.

G. DeWitt Drew          Executive Vice President of the             10,775*(4)
(44)                    Bank and Company since 1999.
                        Previously, Mr. Drew was employed
                        by the Citizens Bank and Savings
                        Company in Russellville, Alabama as
                        Senior Vice President and Loan
                        Administrator since 1993. Mr. Drew
                        is standing for election as Director
                        of the Company for the first time at
                        the Company's 2001 Annual Meeting.

Robert M. Duggan        A Director of the Bank since 1980           44,211
(69)                    and of the Company since 1981, Mr.          (1.79%) (5)
                        Duggan is the retired President of
                        Davis Gas Company and is currently
                        self-employed as a tree farmer.

Michael J. McLean       A Director of the Bank and Company          73,297
(54)                    since 1999, Mr. McLean is owner since       (2.97%) (6)
                        2000 and partner since 1975 of McLean
                        Engineering Company, Inc., a
                        consulting engineering firm.

Earl D. Moore           An owner and consultant of Moore               100*
(69)                    Consulting Services since 1998. Also,
                        Mr. Moore is President of Moore
                        Insurance Services since 1971. Mr.
                        Moore is standing for election
                        as Director of the Company for the
                        first time at the Company's 2001
                        Annual Meeting.

                                  -3-

Richard L. Moss         A Director of the Bank since 1980           25,160
(49)                    and of the Company since 1981, Mr.          (1.02%) (7)
                        Moss is President of Moss Farms.

Lee C. Redding          A Director of the Bank and the              26,826
(54)                    Company since 1995, Mr. Redding is          (1.09%) (8)
                        a dentist and owner of a family
                        dental practice since 1976.

Roy H. Reeves           A Director of the Bank and the              31,934
(41)                    Company since 1991, Mr. Reeves is           (1.29%) (9)
                        Secretary-Treasurer of Kelly-Reeves
                        Furniture Company and managing
                        partner with Reeves Properties,
                        a property rental company.

Johnny R. Slocumb       A Director of the Bank and the Company      32,647
(48)                    since 1991, Mr. Slocumb is owner of The     (1.32%)(10)
                        Slocumb Company, a company which offers
                        real estate and insurance services.

Violet K. Weaver        A Director of the Bank and the Company      37,528
(65)                    since 1999, Mrs. Weaver is President        (1.52%)(11)
                        of the Bank and Company.  Mrs. Weaver
                        was promoted to this position in April
                        2000.  Previously, she has served in
                        various other positions with the Bank
                        since 1959 and the Company since 1981.

C. Broughton Williams   A Director of the Bank and the              14,427*(12)
(64)                    Company since 1999, Mr. Williams is a
                        retired Senior Vice President of the
                        Bank and the Company.  He is owner of
                        Williams Consulting & Development
                        Company.

* Less than one percent (1%)

(1) Based on 2,468,093 shares outstanding as of March 16, 2001, plus shares underlying outstanding stock options exercisable within 60 days of the record date, which are deemed to be outstanding for purposes of calculating the percentage owned by a holder.

(2) Includes 63,643 shares allocated to the account of Mr. Clark in the Employee Stock Ownership Plan and Trust, over which shares Mr. Clark exercises voting power and 24,355 shares owned of record by Mr. Clark's wife as to which Mr. Clark disclaims beneficial ownership. Includes 2,500 presently exercisable stock options granted to Mr. Clark.

(3)  Includes 2,500 presently exercisable stock options granted to Mr. Barber.

(4)  Includes 10,000 presently exercisable stock options granted to Mr. Drew.

(5) Includes 1,137 shares owned of record by Mr. Duggan's wife as to which Mr. Duggan disclaims beneficial ownership. Includes 2,500 presently exercisable stock options granted to Mr. Duggan.

(6) Includes 47,606 shares of which Mr. McLean holds the voting power of attorney for E. J. McLean, Jr. and 20,000 shares of which Mr. McLean holds the voting power of attorney for Robert A. Cooper, Jr. Includes 2,500 presently exercisable stock options granted to Mr. McLean.

(7)  Includes 2,500 presently exercisable stock options granted to Mr. Moss.

(8) Includes 12,106 shares held jointly with Mr. Redding's wife and 3,841 shares owned of record by Mr. Redding's wife as to which Mr. Redding disclaims beneficial ownership. Includes 2,500 presently exercisable stock options granted to Mr. Redding.

(9) Includes 9,100 shares which are owned by Kelly Reeves Furniture Company, Inc. and 9,000 shares which are owned by Reeves Properties, L.P.
     Mr. Reeves possesses shared investment power and the power to vote as to all shares owned by both the corporation and limited partnership. Includes 2,500 presently exercisable stock options granted to Mr. Reeves.

(10) Includes 2,500 presently exercisable stock options granted to Mr.
     Slocumb.

(11) Includes 28,401 shares allocated to the account of Mrs. Weaver in the Employee Stock Ownership Plan and Trust, over which shares Mrs. Weaver exercises voting power. Includes 5,000 presently exercisable stock options granted to Mrs. Weaver.

(12) Includes 2,500 presently exercisable stock options granted to Mr. Williams.

There are no family relationships between any director, executive officer, or nominee for director of the Company or any of its subsidiaries.


Meetings and Committees of the Board of Directors

The Board of Directors held 12 regular meetings during 2000. All of the directors attended at least seventy-five percent (75%) of the Board and committee meetings held during their tenure as directors.

The Company has a personnel committee of the Board of Directors. This committee is composed of five members, John H. Clark, Robert M. Duggan, Lee
C. Redding, G. DeWitt Drew, and Violet K. Weaver. The committee, which recommends compensation levels for the Bank's employees, held four meetings during 2000. The Company has an audit committee of the Board of Directors which is also the standing audit committee for the Bank's Board of Directors. This committee is composed of three members, Michael J. McLean, Richard L. Moss, and Cecil H. Barber. The Company has no standing nominating committee of the Board of Directors or committee performing similar functions.

                        EXECUTIVE COMPENSATION

The Company did not pay any remuneration to its officers during the year ended December 31, 2000. The following table sets forth the annual and other compensation paid or accrued for each of the last three fiscal years, including directors' fees, for both John H. Clark, who is Chairman of the Board of Directors and Chief Executive Officer of the Company and the Bank, and G. DeWitt Drew, who is Executive Vice President of the Company and the Bank. No other executive officers of the Company were paid $100,000 or more in salary, bonus, and directors' fees during 2000.

Summary Compensation Table

                                                         Long Term
                                                       Compensation
                           Annual Compensation            Awards

Name and Principal                                      Securities
   Position                                             Underlying   All Other
  During 2000        Year   Salary    Bonus    Other    Options(#)  Compensation
John H. Clark        2000  $182,000  $33,000  $     0(1)         0    $23,584(2)
Chairman and CEO     1999   176,250   50,000      750(1)         0     30,768
of the Company       1998   164,385   40,000    3,000(1)     2,500     33,743
and the Bank

G. DeWitt Drew       2000    90,000   10,000    3,000(1)         0        210(3)
Executive Vice       1999    22,500   10,000      125(1)    10,000        199
President of the
Company and the
Bank

(1) Amount represents fair market value of discount on stock purchased under the Company's stock plan (Directors and Officers Stock Purchase Plan) for officers and directors, which allows a participant to receive Common Stock in lieu of salary and directors' fees, up to certain limits, with a value of 150% of the cash compensation foregone by each participant.

(2) Mr. Clark's "other compensation" includes Bank's contributions to defined contribution plan of $17,000, contribution to supplementary retirement plan of $5,000, and premiums for group term life insurance of $1,584.

(3) Mr. Drew's "other compensation" includes premiums for group term life insurance.


There were no grant or exercise of stock options in 2000 fiscal year to the persons named in the Summary Compensation Table.


Fiscal Year-End Option Value Table

The following table sets forth the value of options held at the 2000 fiscal year end by the persons named in the Summary Compensation Table.

                        Fiscal Year-end Option Values

                         Number of Securities          Value of Unexercised
                        Underlying Unexercised         In-the-Money Options
                         Options at FY-End (#)              at FY-End ($)

Name                   Exercisable/Unexercisable     Exercisable/Unexercisable
John H. Clark                2,500/0                           0/0    (1)

G. DeWitt Drew              10,000/0                           0/0    (1)

(1)  Company's common stock price at year end was less than the exercise price.

Pension Plan Table


The following table sets forth the estimated annual benefits payable upon retirement under the Company's Pension Plan (including amounts attributable to the Company's Supplemental Retirement Plan) in the specified compensation and years of service classifications indicated below.

The compensation covered by the Pension Plan includes total annual compensation including bonuses and overtime pay. The portion of compensation which is considered covered compensation under the Pension Plan for Mr. Clark equals the annual salary and bonus amounts indicated in the Summary Compensation Table. As of January 1, 2001, the credited full years of service under the Pension Plan for Mr. Clark was 21 years. G. DeWitt Drew was credited with 1 full year of service under the Pension Plan.

                     Estimated annual normal retirement benefit assuming a
Average Annual   straight lifetime annuity and the years of service indicated(3)
Compensation    15 years      20 years      25 years      30 years      35 years
Pension Plan
 $ 100,000    $   43,964    $   46,952    $   49,468    $   51,081    $   52,234
 $ 150,000        66,864        71,652        75,548        77,968        79,697
 $ 200,000 (1)    76,025        81,533        85,980        88,723        90,682
 $ 250,000 (1)    76,025        81,533        85,980        88,723        90,682

Supplemental Retirement Plan
 $ 200,000 (2)    13,740        14,820        15,648        16,132        16,478
 $ 250,000 (2)    36,640        39,520        41,728        43,019        43,940


(1) For the year ended December 31, 2000, the maximum covered compensation is limited by federal law at $170,000.

(2) For Mr. Clark, who is covered under the Company's Supplemental Retirement Plan, any excess annual retirement benefit which could not be paid under the Pension Plan because of the federal law limitation described in footnote will be payable under the Supplemental Retirement Plan.

(3) The benefits listed in the Pension Plan Table are not subject to any deduction for Social Security or other offset amounts.


Compensation of Directors


The Board of Directors of the Bank consists of the same members as the Board of Directors of the Company. In 2000, the Chairman, Vice Chairman, and each Director of the Bank received an annual fee of $9,000, $6,000, and $3,000, respectively, and $250 per Bank's Board meeting attended. Also, each outside Director of the Bank received $100 per Bank's Board committee meeting attended. The Directors of the Company are not compensated for membership on the Company's Board of Directors. Also, any director who elects to fully participate in the Directors and Officers Stock Purchase Plan can receive up to $3,000 annually from the Bank for the purpose of purchasing the Company's Common Stock.

The Company has established a Key Individual Stock Option Plan which provides for the issuance of options to executive officers and directors of the Company. The Company granted no non-qualified options to outside directors under the Key Individual Stock Option Plan in fiscal year 2000. The plan provides for the grant of non-qualified stock options to directors of the Company. The plan is administered by the Personnel Committee of the Board of Directors.


Employment Contracts and Termination of Employment and Change in Control Arrangements


On December 23, 1997, the Company amended the employment agreement (the "Agreement") with John H. Clark, dated November 21, 1989. This amendment extended the term (the "Term") of the Agreement to January 2, 2003, or until the Agreement is earlier terminated, and amended the termination payment
schedule.   Under the Agreement the Board of Directors of the Bank or
Company has discretion to determine Mr. Clark's compensation, based upon the financial successes of and the contribution of Mr. Clark to the Bank and the Company. Benefits of the kind customarily granted to other executives of the Bank and Company, including disability insurance, medical insurance for life, and life insurance, identical to that provided to Mr. Clark at the commencement of the Term, until age 65 will be granted to Mr. Clark under the Agreement. Also, after age 65 Mr. Clark will be granted under the Agreement with life insurance comparable to that provided to retirees at the commencement of the Term. In determining Mr. Clark's compensation under the Agreement, the Board subjectively considers Mr. Clark's tenure with the Bank and Company and the growth in assets and the results of operations of the Company during Mr. Clark's tenure.

Mr. Clark's employment may be terminated for cause if Mr. Clark violates or breaches any material term of the Agreement, habitually neglects his duties,
or is convicted of a felony.   If Mr. Clark is terminated for cause, the
Bank and the Company will have no further financial obligation to Mr. Clark.

If Mr. Clark's employment terminates for any reason, Mr. Clark agrees not to provide banking services or solicit certain bank customers within certain
geographical limits within five years of such termination.   In
consideration for such non-compete agreement and services rendered, if Mr. Clark's employment is terminated without cause prior to the end of the Term, Mr. Clark will receive a termination payment annually during the remainder of the Term. The amount of such annual payment will depend upon the year of termination and can vary from an annual payment of $115,000 for the remaining five years of the Term to a single payment of $140,000, if Mr. Clark were terminated during the last year of the Term.


Compensation Committee Interlocks and Insider Participation


The members who served during 2000 on the Personnel Committee which recommends compensation levels for the Company's executives and other employees were John H. Clark, Robert M. Duggan, Lee C. Redding, G. DeWitt Drew, and Violet K. Weaver.

During 2000 the Company's Chief Executive Officer and Chairman, John H. Clark, the President and Director, Violet K. Weaver, and the Executive Vice President, G. DeWitt Drew, as members of the Personnel Committee, participated in deliberations concerning executive compensation, other than deliberations concerning their own compensation.


Committee Report on Executive Compensation

The Personnel Committee (the "Committee") of the Board of Directors consists of five members, two outside directors, two inside directors who are also executive officers of the Company, and one other executive officer of the Company. The Committee reviews, evaluates, and approves compensation and benefits for all officers and also reviews general policy matters relating to compensation and benefits of the other employees. A role of the executive officers on the Committee is to provide the Committee with competitive information with respect to salaries and other compensation of other financial institutions, review each individual officer's performance, and make recommendations to the Committee for salaries of officers other than themselves.


The Personnel Committee's intent is to maintain the following standards:

Attract, motivate, reward, and retain high-performing and dedicated management employees.

Balance competitive need, corporate, individual, and business unit performance, and affordability.

Provide competitive financial security for executives and dependents in the event of death, disability, or retirement.


Base Salary and Bonus

Executive officer base salary and bonus awards are determined with reference to Company-wide, divisional, and individual performance for the previous fiscal year based on a wide range of measures, which includes comparisons with competitors' performance and internal goals set before the start of each fiscal year and by comparison to the level of executive officers' compensation of other financial institutions of comparable size. No relative weights were assigned for these factors. Comparisons with competitors' performance included some but not all of the institutions included in the Independent Bank Index, to which the Company's total return is compared in this Proxy Statement. The Committee believes that the most meaningful performance and pay equity comparisons are made against companies of similar size and similar business interests. In keeping with this belief, the Committee consistently participates in and uses compensation and benefit surveys from the Georgia Bankers Association and the Bank Administration Institute.

Stock Options

Effective March 19, 1997, the Company established a Key Individual Stock Option Plan which provides for the issuance of options to key employees and directors of the Company. In April 1997, the plan was approved by the Company's shareholders, and it will be effective for ten years after such date. A maximum of 150,000 shares of common stock have been authorized for issuance with respect to options granted under the plan. The Company granted incentive options to acquire 9,000 shares, in the aggregate, to 8 employees under the Key Individual Stock Option Plan in fiscal year 2000 at an exercise price of $15.80. The plan provides for the grant of incentive stock options and non-qualified stock options to key employees and directors of the Company. The plan is administered by the Personnel Committee of the Board of Directors.

Compensation of Chief Executive Officer

The Chief Executive Officer's base salary and bonus for 2000 were determined with reference to the same measures used for all executive officers of the Company, but the primary measurement is Company-wide performance. The Company did not meet its target goals on all of the Company's performance measures. The Committee believes the returns on assets (ROA) and equity
(ROE) are the most appropriate measures for evaluating the Company's results. In 2000, the Company's net income was 11 percent lower than the previous year's net income, the ROA was 1.44 percent, and ROE was 11.08 percent, compared to ROA of 1.69 percent and ROE of 13.26 percent in 1999.

In December 1997, the Company amended the employment agreement with Mr. Clark dated November 21, 1989. This amendment extended the term of the employment agreement to January 2, 2003 or until the employment agreement is earlier terminated, and amended the termination payment schedule as described earlier under "Employment Contracts and Termination of Employment and Change in Control Agreement".

In keeping with the Committee's belief that the most meaningful performance and pay equity comparisons are made against companies of similar size and business interests, the Committee consistently uses the Federal Financial Institution Examining Council Peer Group Report. The earnings performance for the Company placed it in the 80th percentile when compared to other similar one-bank holding companies in the peer group.

Robert M. Duggan               Lee C. Redding              Violet K. Weaver

John H. Clark                  G. DeWitt Drew

Performance Graph


The following graph compares the cumulative total shareholder return of the Company's Common Stock with The Carson Medlin Company's Independent Bank Index and the S&P 500 Index. The Independent Bank Index is the compilation of the total return to shareholders over the past five years of a group of 23 independent community banks located in the southeastern states of Florida, Georgia, North Carolina, South Carolina, Tennessee, Virginia, and West Virginia. The comparison assumes $100 was invested January 1, 1995, and that all semi-annual and quarterly dividends were reinvested each period. This comparison takes into consideration changes in stock price, cash dividends, stock dividends, and stock splits.

The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.

                  SOUTHWEST GEORGIA FINANCIAL CORPORATION
                        Five Year Performance Index
                                         1995  1996  1997  1998  1999  2000
SOUTHWEST GEORGIA FINANCIAL CORPORATION   100   173   201   245   150   162
INDEPENDENT BANK INDEX                    100   128   193   204   185   191
S&P 500 INDEX                             100   123   164   211   255   232

OTHER MATTERS RELATING TO EXECUTIVE OFFICERS, DIRECTORS, AND PRINCIPAL SHAREHOLDERS

The Bank from time to time has had, and expects to have in the future, banking transactions in the ordinary course of business with officers and directors of the Company and their related interests, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. Such transactions have not involved more than the normal risk of collectibility or presented other unfavorable features. At December 31, 2000, loans to officers, directors, and principal shareholders of the Company and the Bank and to certain of their related interests amounted to $1,405,000.



                      REPORT OF THE AUDIT COMMITTEE

The Board of Directors, in its business judgment, has determined that all three members of the Audit Committee are "independent", as required by applicable listing standards of the American Stock Exchange. The Committee operates pursuant to an Audit Committee Charter that was adopted by the Board on May 24, 2000, a copy of which is attached to this Proxy Statement as Appendix A. The Company's management is responsible for its internal accounting controls and the financial reporting process. The Company's independent accountants, Draffin & Tucker, are responsible for performing an audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States and for expressing an opinion as to their conformity with generally accepted accounting principals. The Audit Committee's responsibility is to monitor and oversee these processes.

In keeping with that responsibility, the Audit Committee has reviewed and discussed the Company's audited consolidated financial statements with management and the independent accountants. In addition, the Audit Committee has discussed with the Company's independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committee," as currently in effect. In addition, the Audit Committee has received the written disclosures from the independent accountants required by Independence Standards Board Standard No.1, "Independence Discussions with Audit Committees," and has discussed with the independent accountants their independence.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing. None of the members is expert in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principals or that the Company's auditors are in fact "independent".

Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Audit Committee Charter, the Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company be included in the Annual Report on Form 10-K for the year ending December 31, 2000, for filing with the Securities and Exchange Commission.

This report is respectfully submitted by the Audit Committee of the Board of Directors.

Cecil H. Barber             Michael J. McLean            Richard L. Moss

        INFORMATION CONCERNING THE COMPANY'S ACCOUNTANTS

Draffin & Tucker was the principal independent public accountant for the Company during the year ended December 31, 2000. Representatives of Draffin & Tucker are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions. The Company anticipates that Draffin & Tucker will be the Company's accountants for the current fiscal year.

Audit Fees

The aggregate fees billed for professional services by Draffin & Tucker for the audit of the Company's annual financial statements for 2000 and for reviews of the Company's quarterly financial statements during fiscal year 2000 was $38,500.

All Other Fees

The aggregate fees billed for all other professional services by Draffin & Tucker during 2000 was $4,500. Draffin & Tucker billed no fees to the Company during 2000 for financial information systems design or implementation.


                         SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the Company's 2002 Annual Meeting of Shareholders must be received by December 13, 2001, in order to be eligible for inclusion in the Company's Proxy Statement and Proxy for that meeting. The Company must be notified of any other matter intended to be presented by a shareholder at the 2002 Annual Meeting not later than February 26, 2002, or else proxies may be voted on such proposal at the discretion of the persons named in the Proxy


            OTHER MATTERS THAT MAY COME BEFORE THE MEETING

Management of the Company knows of no matters other than those stated above that are to be brought before the meeting. If any other matters should be presented for consideration and voting, however, it is the intention of the persons named as proxies in the enclosed Proxy to vote in accordance with their judgment as to what is in the best interest of the Company.

                                   By order of the Board of Directors,

                                   /s/John H. Clark

                                   John H. Clark
                                   Chairman and
                                   Chief Executive Officer
April 12, 2001

                              APPENDIX A

                 SOUTHWEST GEORGIA FINANCIAL CORPORATION
                AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                             May 24, 2000

                               CHARTER

I. PURPOSE

The primary function of the Audit Committee of Southwest Georgia Financial Corporation (the "company") is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the company to any governmental body or the public; the company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the company's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

  Serve as an independent and objective party to monitor the company's financial reporting process and internal control system.

  Review and appraise the audit efforts of the company's external auditors and internal auditing department.

  Provide an open avenue of communication among the external auditors, senior management, the internal auditing department, and the Board of Directors.


II. COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.


  A director will not be considered "independent" for purposes of serving as a member of the company's Audit Committee if he or she has:

  been employed by the company or its affiliates in the current or past three years;

  accepted any compensation from the company or its affiliates in excess of $60,000 during the previous fiscal year (except for board service, retirement plan benefits, or non-discretionary compensation);

  an immediate family member who is, or has been in the past three years, employed by the company or its affiliates as an executive officer;

  been a partner, controlling shareholder or an executive officer of any for-profit business to which the company made, or from which it received, payments (other than those which arise solely from investments in the company's securities) that exceed five percent of the organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or been employed as an executive of another company where any of the company's executives serve on that company's compensation committee.

The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.


III. MEETINGS

The Audit Committee shall meet monthly. Special meetings may be called by the Chairman of the Audit Committee or at the request of the external auditors or the director of internal auditing. The Committee may ask members of management or others to attend the meetings and provide pertinent information as necessary.

As part of its job to foster open communication, the Committee should provide sufficient opportunity to meet with management, the director of the internal auditing department and the external auditors in separate executive sessions to discuss any matters that the Committee or any of these groups believe should be discussed privately.


IV. RESPONSIBILITIES AND DUTIES

  To fulfill its responsibilities and duties, the Audit Committee shall:

  Review and update this Charter periodically, at least annually, as conditions dictate.

  Review the regular internal audit reports to management prepared by the internal auditing department, any significant findings, regular progress reports on the agreed upon internal audit program, and any changes to the scope of the internal audit program.

  Submit the minutes of all meetings of the Audit Committee to, or review the matters discussed at each committee meeting with, the Board of Directors including any recommendations the Committee may deem appropriate.

  Review and concur in the appointment, replacement, reassignment, or dismissal of the director of internal auditing.

  Review the internal audit function of the company including its independence and the authority of its reporting obligations.

  Review the performance of the external auditors and make recommendations to the Board of Directors and management regarding the appointment or termination of the external auditors when circumstances warrant.

  On an annual basis, review and discuss with the external auditors all significant relationships they have with the company to determine their independence.

  Consider and approve, if appropriate, major changes to the company's auditing and accounting principals and practices as suggested by the external auditors, management, or the internal auditing department. Review the company's annual financial statements, and any interim reports or other financial information submitted to the SEC or any governmental body, or the public, including any certification, report, opinion, or review rendered by the external auditors.

  Prepare a letter for inclusion in the annual report or proxy statement that describes the Audit Committee's composition and responsibilities and how they were discharged.

  Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

                           COMMON STOCK OF
               SOUTHWEST GEORGIA FINANCIAL CORPORATION

             DIRECTIONS FOR VOTING COMMON STOCK ALLOCATED
              TO A PARTICIPANT'S ACCOUNT PURSUANT TO THE
               SOUTHWEST GEORGIA FINANCIAL CORPORATION
                   EMPLOYEE STOCK OWNERSHIP TRUST

A PROXY IS SOLICITED FROM SOUTHWEST GEORGIA BANK TRUST DEPARTMENT AS TRUSTEE BY THE BOARD OF DIRECTORS FOR THE 2001 ANNUAL MEETING OF
SHAREHOLDERS.

The undersigned participant in the Employee Stock Ownership Plan ("ESOP") hereby directs Southwest Georgia Bank Trust Department as Trustee of the Southwest Georgia Financial Corporation Employee Stock Ownership Trust to vote those shares of Common Stock of Southwest Georgia Financial Corporation allocated to the undersigned's account in connection with the Annual Meeting of Shareholders of SOUTHWEST GEORGIA FINANCIAL CORPORATION (the "Company") to be held on May 22, 2001, and any adjournment thereof.

1.  Election of Directors (Please check either A or B)

A.  ______  I grant authority to vote FOR all nominees for director listed below except as marked to the contrary in the space provided:

            Cecil H. Barber; John H. Clark; G. DeWitt Drew; Robert M. Duggan; Michael J. McLean; Earl D. Moore; Richard L. Moss; Lee C. Redding; Roy H. Reeves; Johnny R. Slocumb; Violet K. Weaver;
            and C. Broughton Williams, Jr.

            Instructions: To withhold authority to vote for any of the individual nominees listed above, write the name(s) of the nominee(s) on the lines provided below.

            ______________________________________________________________

            ______________________________________________________________

B.  ______  I withhold authority to vote for all of the nominees listed above.

THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE ELECTION AS DIRECTORS OF THE PERSONS NAMED IN THE PROXY AND ACCOMPANYING PROXY STATEMENT AND, UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

2.  Other Matters to Come Before the Meeting

I grant the Trustee authority to vote in accordance with their best judgment with respect to any other matters that may properly come before the meeting.



                                    X  _________________________________
                                       Please sign this Proxy exactly as
                                       name appears at left.  Note: When
                                       signing as an attorney, trustee,
                                       administrator or guardian, please
                                       give your title as such.
                                       Date Signed:  ___________________

                             COMMON STOCK
                                  OF
                SOUTHWEST GEORGIA FINANCIAL CORPORATION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2001 ANNUAL MEETING OF SHAREHOLDERS.

The undersigned hereby appoint(s) Michael J. McLean and John J. Cole, Jr., or either of them with power of substitution to each, as Proxies of the undersigned to vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of SOUTHWEST GEORGIA FINANCIAL CORPORATION (the "Company") to be held on May 22, 2001, and any adjournment thereof.

1.  Election of Directors (Please check either A or B)

A.  ______  I (we) grant authority to vote FOR all nominees for director listed below except as marked to the contrary in the space provided:

            Cecil H. Barber; John H. Clark; G. DeWitt Drew; Robert M. Duggan; Michael J. McLean; Earl D. Moore; Richard L. Moss; Lee C. Redding; Roy H. Reeves; Johnny R. Slocumb; Violet K. Weaver;
            and C. Broughton Williams, Jr.

            Instructions: To withhold authority to vote for any of the individual nominees listed above, write the name(s) of the nominee(s) on the lines provided below.

            ______________________________________________________________

            ______________________________________________________________



B.  ______  I (we) withhold authority to vote for all of the nominees listed above.

THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE ELECTION AS DIRECTORS OF THE PERSONS NAMED IN THE PROXY AND ACCOMPANYING PROXY STATEMENT AND, UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

2.  Other Matters to Come Before the Meeting

I (we) grant the Proxies authority to vote in accordance with their best judgment with respect to any other matters that may properly come before the meeting.



                                     X  _________________________________
                                        Please sign this Proxy exactly as
                                        name appears at left.  In the case
                                        of joint tenants, each joint owner
                                        must sign.  Note: When signing as
                                        an attorney, trustee, administrator
                                        or guardian, please give your title
                                        as such.
                                        Date Signed:  ___________________